UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 20, 2012

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with Eduardo G. Mestre’s appointment to the audit committee of the Comcast Corporation, effective February 21, 2012, Mr. Mestre ceased to serve as an “executive officer” as defined by Rule 3b-7 of the Securities and Exchange Act of 1934, as amended, of Evercore Partners Inc. (“Evercore”). In connection with his change in responsibilities, Mr. Mestre entered into a letter agreement, dated February 20, 2012, which provides, inter alia, that Mr. Mestre will concentrate exclusively on clients and transactions.

Mr. Mestre will continue to be subject to all applicable policies and procedures, including the written supervisory procedures associated with Evercore Group LLC (Evercore’s affiliated broker-dealer).

The foregoing description of the letter agreement is qualified in its entirety by reference to the complete copy of the letter agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	Letter Agreement between Evercore Partners Services East L.L.C. and Eduardo G. Mestre

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Adam B. Frankel
Name:	Adam B. Frankel
Title:	General Counsel

Dated: February 23, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	Letter Agreement between Evercore Partners Services East L.L.C. and Eduardo G. Mestre